UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2025

FG NEXUS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36366	46-1119100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6408 Bannington Road Charlotte, NC	28226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 994-8279

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FGNX	The Nasdaq Stock Market LLC

8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	FGNXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 2.01 is incorporated by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 31, 2024 the board of directors of FG Nexus Inc. (the “Company”) approved a plan for the  sale of the Company’s reinsurance business carried out by the operating subsidiaries of FG Reinsurance Holdings, LLC, a wholly owned subsidiary of the Company, (“FGRH”), which were FG RE Corporate Member Limited, a company incorporated and registered in England and Wales, FG Reinsurance Ltd., a Cayman Islands limited liability company, (“FG Re”) and FG Re Solutions Ltd., a Bermuda service company (“FG Solutions”) and no longer represented in the Company’s financial statements from continuing operations.

As previously announced, on March 14, 2025, FGRH, an indirect wholly owned subsidiary of the Company, executed an agreement for its sale of the entire issued share capital of its subsidiary, FG RE Corporate Member Limited. In connection with this sale, the Company also entered into agreements for the commutation of its Lloyds of London reinsurance treaties UHA 251 22, B1868HT2300259, and B1868HT2400259. The total consideration received by FGRH from the sale of FG RE Corporate Member Limited and the commutations of the treaties was $5.6 million, comprised of $0.3 million for the purchase of FG RE Corporate Member Limited and $5.3 million in funds held at Lloyds of London supporting the commuted treaties being replaced by the buyer of FG RE Corporate Member Limited. The Company reported an impairment of assets held for sale of approximately $2.1 million primarily representing non-cash write-off of deferred acquisition cost intangible assets.

On October 22, 2025, FG Nexus Inc. (the “Company”) executed and delivered a transaction agreement (the “Transaction Agreement”), initially dated June 27, 2025, by and among FGRH, Thomas Heise, FG Re, and a reinsurance investor (the “Reinsurance Investor”), which provided for the sale by FGRH of 100% of the equity of FG Re and FG Solutions (FG Solutions collectively with FG Re the “FG Reinsurance Division”) to Thomas Heise. On September 16, 2025, Thomas Heise assigned all of his rights and obligation under the Transaction Agreement to Devondale Holdings, LLC (“Devondale”).

In connection with the Transaction Agreement, the Reinsurance Investor, shall execute and deliver a retrocession agreement as of closing and deposit assets in an amount of at least $3.3 million into a trust account or in another manner acceptable to, for the benefit of, FG Re, for the purpose of releasing FGRH’s $3.3 million of collateral that the FGRH had posted on behalf of the FG Reinsurance Division.

The Company and Devondale agreed that in addition to the terms and conditions set forth in the Transaction Agreement, that Devondale will pay FGRH $1 million in cash as additional consideration for the sale of the FG Reinsurance Division. The Company and Devondale memorialized their agreement in a letter agreement, dated October 25, 2025 (the “October 2025 Agreement”).

Pursuant to the Transaction Agreement and the October 2025 Agreement, FGRH agreed to sell the FG Reinsurance Division to Devondale (the “Sale Transaction”) in exchange for (1) the release of $3.3 million of collateral that FGRH had posted in connection with certain reinsurance contracts of the FG Reinsurance Division; (2) the payment of $1 million in cash; and (3) a 40% equity interest in Devondale (collectively the “Consideration”). The Consideration shall occur or be tendered to FGRH at the closing of the Sale Transaction. Additionally, pursuant to the Transaction Agreement, FGRH agreed to leave $1.25 million dollars in cash in FG Re, and, in exchange therefore, FG Re shall deliver to FGRH at the closing of the Sale Transaction a promissory note in the amount of $1.25 million that accrues interest at a rate 6% per annum with all principal and accrued interest due and payable on June 30, 2027.

The closing of the Sale Transaction is conditioned upon the approval of the transaction by the Cayman Islands Monetary Authority and the satisfaction of the other closing conditions. We anticipate that the closing of the Sale Transaction shall occur in the fourth quarter of 2025.

The foregoing summary of the Transaction Agreement and the October 2025 Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Transaction Agreement and the October 2025 Agreement, which are attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.01.

In connection with the Sale Transaction, Saltire Capital Ltd (“Saltire”), a company traded on the Toronto Stock Exchange, has agreed to advance Devondale $1.0 million at the closing of the Sale Transaction to fund Devondale’s $1 million cash payment obligation to FGRH pursuant to the October 2025 Agreement. In exchange for the $1 million advance, Devondale has agreed to give Saltire (1) a promissory note in the amount of $1 million that accrues interest at a rate 6% per annum with principal and interest, based on a 5-year amortization schedule commencing on September 30, 2027, with a ballon payment of all remaining principal and accrued interest on June 30, 2030, and (2) 40% of the Class A voting units of Devondale. The Company owns 1.7 million common shares of Saltire, representing approximately 23.9% of the outstanding common shares of Saltire, Kyle Cerminara, the Company’s CEO and Chairman sits on the board of Saltire, and Larry Swets, the Company’s Head of Merchant Banking, is the Executive Chairman of Saltire.

Upon closing of the Sale Transaction, Tom Heise, a former employee of the Company and former CEO of the FG Reinsurance Division will be the CEO of Devondale and will own 20% of the Class A voting units of Devondale, FGRH shall own 40% of the Class A voting units of Devondale, and Saltire shall own 40% of the Class A voting units of Devondale.

Item 7.01 Regulation FD

FG Nexus Inc. (the “Company”) issued a press release on October 23, 2025, announcing that the Company entered into an agreement to sell its reinsurance business (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 are “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1*	Transaction Agreement, executed and delivered on October 22, 2025, by and among FG Reinsurance Holdings LLC, Thomas C. Heise, [ ], and FG Reinsurance Ltd.
10.2	Agreement, dated October 25, 2025, by and between FG Reinsurance Holdings LLC and Devondale Holdings LLC.
99.1	Press Release Issued by FG Nexus Inc. on October 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The Registrant has redacted provisions or terms of this Exhibit pursuant to Regulation S-K Item 601(b)(10)(iv). While portions of the Exhibits have been omitted, these Exhibits include a prominent statement on the first page of each redacted Exhibit that certain identified information has been excluded from the exhibit because it is both not material and is the type that the Registrant treats as private or confidential. The Registrant agrees to furnish an unredacted copy of the Exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FG NEXUS INC

Date: October 28, 2025	By:	/s/ Mark D. Roberson
	Name:	Mark D. Roberson
	Title:	Chief Financial Officer